                                                                       Exhibit 4


              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
              ---------------------------------------------------
                                      OF
                                      --
                           SERIES E PREFERRED STOCK
                           -------------------------

                              SAFLINK CORPORATION
                              -------------------

                        Pursuant to Section 151 of the
                       Delaware General Corporation Law

     SAFLINK Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") and the undersigned
                                               -----------
officers of the Corporation, do hereby certify that (i) the Corporation is authorized by its Certificate of Incorporation to issue 1,000,000 shares of Preferred Stock, $.01 par value per share, and pursuant thereto has determined to issue 40,000 shares of a series of Preferred Stock which shall be designated and known as "Series E Preferred Stock," and (ii) the following resolution was duly adopted by the members of the Board of Directors of the Corporation on May 21, 2001:

     RESOLVED that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation of the Corporation, the Board of Directors hereby establishes a series of the Preferred Stock of the Corporation, which series is hereby designated "Series E Preferred Stock" (referred to herein as "Series E Preferred
                                                              ------------------
Stock") consisting of 40,000 shares, par value $.01 per share, and hereby fixes
-----
and determines the voting rights, designations, preferences, qualifications, privileges, limitations, options and other rights of the Series E Preferred Stock of the Corporation as follows:

     1.  Voting Rights.  The holders of Series E Preferred Stock shall not be
         -------------
entitled to vote on any matters submitted to the stockholders of the Corporation, except as required by applicable law, provided the holders of a majority of interest of the Series E Preferred Stock shall be entitled to elect two members to the Corporation's Board of Directors.

     2.  Dividend Provisions.  The Series E Preferred Stock will bear no
         -------------------
dividends.

     3.  Liquidation Preference.
         ----------------------

             (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of each share of Series E Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation's Certificate of Incorporation or any certificate of designation of preferences, and prior and in preference to any distribution of Junior Securities but in parity with any distribution with any Parity Securities, an amount per share equal to $200 for each such share of Series E Preferred Stock (the "Liquidation Preference"). If
                                                  ----------------------
upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock and Parity Securities shall be insufficient to permit payment in full of the Liquidation Preference, then the entire assets and funds of the Corporation shall be distributed among the holders of the Series E Preferred Stock and the holders of Parity Securities, pro rata, based on the respective liquidation amounts to which each such series of stock is entitled by the Corporation's Certificate of Incorporation and any certificate(s) of designation of preferences.

     The term "Senior Securities" shall refer to any class or series of
               -----------------
preferred stock or any security or right convertible into or entitling the holder to receive shares of Common Stock hereinafter created and is specifically ranked senior (with the consent of the holders as provided in Section 7) to Series E Preferred Stock.

     The term "Parity Securities" shall refer to any class or series of
               -----------------
preferred stock or any security or right convertible into or entitling the holder to receive shares of Common Stock hereinafter created and is specifically ranked on parity with Series E Preferred Stock.

     The term "Junior Securities" shall refer to Common Stock, any class or
               -----------------
series of preferred stock issued after the Original Issue Date or any security or right convertible into or entitling the holder to receive shares of Common Stock.

          (b) Upon the completion of the distribution required by subsection 3(a), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's Certificate of Incorporation including any duly adopted certificates(s) of designation of preferences.

          (c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this section.

     4.  Conversion Rights. The holders of the Series E Preferred Stock shall
         -----------------
have conversion rights as follows (the "Conversion Rights"):
                                        -----------------

          (a)  Conversion.
               ----------

               (i) Subject to the limitations set forth in Section 4(b), each outstanding share of Series E Preferred Stock may be converted upon the election of a holder thereof into shares of Common Stock of the Corporation at any time after the date of the issuance of such share. Each share of Series E Preferred Stock may be converted at the office of the Corporation, or any transfer agent for such stock, into such whole number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference by the Conversion Price. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of Series E Preferred Stock (the

"Conversion Price") shall be equal to $0.20 per share.  The Conversion Price
-----------------
shall be subject to adjustment as hereinafter provided.

               (ii) Subject to the limitations set forth in Section 4(b), each share of Series E Preferred Stock outstanding on the third anniversary of June __, 2001 (the "Original Issue Date") shall automatically be converted into the
               -------------------
right to receive that number of shares of

Common Stock which would otherwise have been issuable to the holder thereof if such holder had delivered the Conversion Notice (as hereinafter defined) and such date was the Conversion Date (as hereinafter defined). Thereafter, all shares of the Series E Preferred Stock shall cease to be outstanding and shall have the status of authorized but unissued shares of undesignated shares of Preferred Stock.

          (b) Limitation on Conversions. The conversion of shares of Series E
              -------------------------
Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

              (i)  Cap Amount.  Prior to Stockholder Approval and regardless of
                   ----------
whether shares of the Corporation's Common Stock are listed for trading on the Nasdaq National Market, the Nasdaq SmallCap Market or the OTC Bulletin Board, in no event shall the total number of shares of Common Stock issued upon conversion of the Series E Preferred Stock and exercise of the Series A Warrants and Series B Warrants (as defined in the Securities Purchase Agreement, dated June ___, 2001, by and among the Corporation and certain purchasers ("Securities Purchase
                                                            -------------------
Agreement") exceed the maximum number of shares of Common Stock that the
---------
Corporation can issue without stockholder approval pursuant to Nasdaq Rule 4350 (or any successor rule) (the "Cap Amount") which, as of the Original Issue Date,
                              ----------
shall be 19.99% of the total number of shares of Common Stock outstanding immediately prior to the Closing (as defined in the Securities Purchase Agreement) (or any such higher number as the rules permit). The foregoing restriction shall not apply to the extent waived, modified, not applicable or otherwise permitted by the Nasdaq National Market System or the Nasdaq SmallCap Market, as applicable to the Common Stock.

              (ii) Share Authorization. The Corporation shall, in the proxy
                   -------------------
statement circulated by the Corporation in connection with the Corporation's next annual meeting of stockholders ("Proxy Statement"), but in no event later
                                      ---------------
than July 31, 2001, solicit by proxy the authorization (the "Stockholder
                                                             -----------
Approval") (a) by the required vote under Nasdaq Rule 4350 of the stockholders
--------
of the Corporation of the issuance of shares of Common Stock upon conversion of shares of the Series E Preferred Stock pursuant to the terms hereof and the exercise of the Series A Warrants and the Series B Warrants pursuant to the terms thereof in the aggregate in excess of 19.99% of the outstanding shares of Common Stock (b) if necessary and to the extent effected by stockholder vote, to eliminate any prohibitions (including pursuant to Nasdaq Rule 4350) under the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Cap Amount, and (c) authorization by the required vote under the Delaware General Corporation Law to approve the Reverse Stock Split (as defined in the Securities Purchase Agreement). The Corporation shall use its best efforts to obtain the Stockholder Approval no later than July 31, 2001.

          (c)  Mechanics of Conversion.
               -----------------------

               (i) Before any holder of Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice (the "Conversion Notice") to the Corporation at such office that he
             -----------------
elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, on a date as soon as practicable thereafter but in no event more than three (3) business days after the Conversion Date (the "Delivery
                                                                        --------
Period"), issue and deliver at such office to such holder of Series E Preferred
------
Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series E Preferred Stock to be converted (the "Conversion Date"),
                                                             ---------------
and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

               (ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series E Preferred Stock shall not be deemed to have converted such Series E Preferred Stock until immediately prior to the closing of such sale of securities.

          (d) Adjustments to Conversion Price for Certain Diluting Issues.
              -----------------------------------------------------------

              (i) Special Definitions. For purposes of this subsection (d), the
                  -------------------
following definitions apply:

                         (1) "Options" shall mean rights, options (excluding
options issued to officers, directors or employees of or consultants to the Corporation pursuant to any stock option plan as currently in existence and the SAFLINK Corporation 2000 Stock Incentive Plan on terms approved by the Board of Directors), or warrants to subscribe for, purchase or otherwise acquire either Junior Securities or Convertible Securities.

                         (2) "Convertible Securities" shall mean any evidence
of indebtedness, shares (other than Common Stock), any series of Preferred Stock (other than Series E Preferred Stock) or other securities convertible into or exchangeable for Junior Securities.

                         (3) "Additional Shares of Common Stock" shall mean all
shares of Common Stock issued (or, pursuant to subsection (d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                               (A) upon conversion of shares of Series E
Preferred Stock;

                               (B) to officers, directors or employees of, or
consultants to, the Corporation pursuant to stock option or stock purchase plans, as currently in existence, or the SAFLINK Corporation 2000 Stock Incentive Plan on terms approved by the Board of Directors;

                               (C) as a dividend or distribution on Series E
Preferred Stock; or

                               (D) for which adjustment of the Conversion Price
is made pursuant to subsection 4(d)(iv) below.

                  (ii)   No Adjustment of Conversion Price. Any provision herein
                         ---------------------------------
to the contrary notwithstanding, no adjustment in the Conversion Price for Series E Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to subsection 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for the Series E Preferred Stock, in effect immediately prior to the date of such issue.

                  (iii)  Deemed Issue of Additional Shares of Common Stock. In
                         -------------------------------------------------
the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case Additional Shares of Common Stock shall be deemed to have been issued:

                         (1) no further adjustments in the Conversion Price
shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of Options or conversion or exchange of such Convertible Securities;

                         (2) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease in proportion to its effect on such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series E Preferred Stock);

                         (3) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if in the case of Convertible Securities or Options for

Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange.

                         (4) in the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

               (iv) Adjustment of Conversion Price Upon Issuance of Additional
                    ----------------------------------------------------------
Shares of Common Stock. In the event this Corporation, at any time after the
-----------------------
Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection
(d)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue (a "Dilutive Issuance", and such Dilutive Issuance price being
               -----------------
referred to as the "Dilutive Price") and (x) if the Dilutive Issuance occurs
                    --------------
prior to the first anniversary of the Closing (as defined in the Securities Purchase Agreement) then effective immediately upon the Dilutive Issuance, the Conversion Price will be equal to the Dilutive Price, or (y) if the Dilutive Issuance occurs on or after the first anniversary of the Closing (as defined in the Securities Purchase Agreement) then effective immediately upon the Dilutive Issuance, the Conversion Price will be equal to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series E Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series E Preferred Stock, Convertible Securities, or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the respective

Conversion Prices (or other conversion ratios) resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

               (v) Determination of Consideration.  For purposes of this
                   ------------------------------
subsection (d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (1) Cash and Property.  Such consideration shall:

                         (A) insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Corporation excluding amounts paid for accrued interest or accrued dividends;

                         (B) insofar as it consists of property other than cash,
be computed at the fair value thereof at the time of receipt of such property, as determined in good faith by the Board and the holders of a majority in interest of the Series E Preferred Stock; and

                         (C) in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board and the holders of a majority in interest of the Series E Preferred Stock.

                         (D) with respect to (B) and (C), in the event that the
Board and the holders of a majority in interest of the Series E Preferred Stock cannot reach a determination as to the computation of such consideration, then the Corporation shall promptly appoint its independent certified public accountants to make such determination as promptly as practical.

                    (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                         (A) the total amount, if any, received or receivable by
the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities by

                         (B) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

          (e)  Adjustments to Conversion Price for Stock Dividends and for
               -----------------------------------------------------------
Combinations or Subdivisions of Common Stock.  In the event that this
--------------------------------------------
Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for Series E Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in any amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

          (f)  Adjustments for Reclassification and Reorganization.  If the
               ---------------------------------------------------
Common Stock issuable upon conversion of the Series E Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subsection (c) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series E Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series E Preferred Stock immediately before the change.

          (g)  Major Transactions.
               ------------------

          (i) If the Corporation shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) or if there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then each holder shall thereafter be entitled to receive consideration, in exchange for each share of Series E Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such holder: (x) the number of shares of stock or securities or property of the Corporation, or of the entity resulting from such transaction, to which a holder of the number of shares of Common Stock delivered upon conversion of such shares of Series E Preferred Stock would have been entitled upon such transaction had the holder exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) on either (i) the trading date immediately preceding the public announcement of such transaction and had such Common Stock been issued and outstanding and had such holder been the holder of record of such Common Stock at the time of the consummation of such transaction, or (ii) the date immediately prior to the closing of such transaction, and (y) 125% of the Liquidation Preference of such shares of Series E Preferred Stock in cash; and the Corporation shall make lawful provision therefor as a part of such transaction.

          (ii) If, in connection with a business acquisition or a series of business acquisitions occurring within any six (6) month period the Corporation shall issue capital stock representing in excess of forty percent (40%) of its Common Stock outstanding immediately prior to such issuance (determined on a fully-diluted basis), or if the Corporation shall sell all or substantially all of its assets, then each holder shall, at the option of each such holder, be entitled to receive consideration, in exchange for each share of Series E Preferred Stock held by it, in an amount equal to 125% of the Liquidation Preference of such shares of the Series E Preferred Stock in cash, and the Corporation shall make lawful provision therefor as a part of such transaction.

          (iii) No sooner than ten (10) business days nor later than five (5) business days prior to the consummation of any transaction of a sort described in paragraphs (i) or (ii) above, but not prior to the public announcement of any such transaction, the Corporation shall deliver written notice ("Notice of Major
                                                                 ---------------
Transaction") to each holder, which Notice of Major Transaction shall be deemed
-----------
to have been delivered one (1) business day after the Corporation's sending such notice by telecopy (provided that the Corporation sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the consideration which such holder would receive under clause (i) of this
Section 4(g).

Notwithstanding anything in this Section 4(g) which may be to the contrary, if following a transaction which triggers the applicability of paragraphs (i) or
(ii), the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, each holder may, at its option in lieu of receiving the consideration set forth in paragraphs (i) or (ii) above, as applicable, retain its Series E Preferred Stock and such Series E Preferred Stock shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be.

          (h)    No Impairment.  The Corporation will not, by amendment of its
                 -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Preferred Stock against impairment.

          (i)    Certificates as to Adjustments.  Upon the occurrence of each
                 ------------------------------
adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The

Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for the Series E Preferred Stock at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series E Preferred Stock.

          (j)  Notices of Record Date.  In the event that the Corporation shall
               ----------------------
propose at any time; (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation where the Corporation is not the surviving corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series E Preferred Stock;

               (1) at least twenty (20) days prior written notice of the record date for such dividend, distribution or subscription rights (and specifying the date upon which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in
(iii) and (iv) above; and

               (2) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

          (k)  Reservation of Stock Issuable Upon Conversion.  The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5.  Failure to Satisfy Conversions
    ------------------------------

          (a)  Conversion Default Payments.  If, at any time, (x) a holder
               ---------------------------
submits a Conversion Notice (or is deemed to submit such notice) and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Cap Amount, for which failure the holders shall have the remedies set forth elsewhere herein) to deliver, on or prior to the expiration of the Delivery Period for such conversion, such number of shares of Common Stock to which such holder is entitled upon such conversion, or (y) the

Corporation provides notice (including by way of public announcement) to any holder at any time of its intention not to issue shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Cap Amount) (each of (x) and (y) being a "Conversion Default"), then the Corporation shall pay to the affected holder, in
 ------------------
the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, an amount in cash equal to (i) one percent (1%) of the Liquidation Preference of the Series E Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Liquidation Preference of all outstanding Series E Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day such Conversion Default exists. The payments to which a holder shall be entitled pursuant to this Section 5 are referred to herein as "Conversion Default Payments." Conversion Default Payments
                       ---------------------------
shall be made no later than the fifth (5th) business day following written demand by a holder for payment therefor. Notwithstanding the foregoing, the Corporation shall not be obligated to make Conversion Default Payments if the applicable Conversion Default results solely from the Corporation's failure to obtain Stockholder Approval within the first two (2) months following the Closing (as defined in the Securities Purchase Agreement) or failure to have authorized under its Certificate of Incorporation and available for issuance a sufficient number of shares of Common Stock to permit the conversion of Series E Preferred Stock subject to a Conversion Notice within the first two (2) months following the Closing (as defined in the Securities Purchase Agreement).

          (b)  Adjustment to Conversion Price.  If a holder has not received
               ------------------------------
certificates for all shares of Common Stock prior to the third (3/rd/) day after the expiration of the Delivery Period with respect to a conversion of Series E Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Cap Amount, for which failure the holders shall have the remedies set forth elsewhere herein), then the Conversion Price in respect of any shares of Series E Preferred Stock held by the affected holder, in the case of a Conversion Default of the type described in clause (x) of Section 5(a), or by all holders, in the case of a Conversion Default of the type described in clause (y) of Section 5(a), shall thereafter be reduced by five percent (5%) per month (prorated for days less than a month) during the period beginning on, and including, such date of Conversion Default through and including the day on which such Conversion Default is cured.

6.  Redemption
    ----------

          (a)  Redemption Event.  A "Redemption Event" means the following:
               ----------------

               (i) the Corporation's Registration Statement (as defined in the Registration Rights Agreement, dated June 5, 2001, by and among the
Corporation and certain purchasers) is not declared effective by the Securities and Exchange Commission by the one hundred and sixtieth (160/th/) day anniversary of the Original Issue Date.

          (b)  Redemption by Holder.  Upon the occurrence of a Redemption Event,
               --------------------
each holder of the Series E Preferred Stock shall have the right to elect at any time and from time to time by delivery of a Redemption Notice (as defined below) to the Corporation to require the Corporation to purchase for cash an amount per share equal to the Redemption Price (as defined herein) any or all of the then outstanding shares of the Series E Preferred Stock held by such holder.

          (c)  Redemption Price.  The redemption price per share of the Series E
               ----------------
Preferred Stock to be paid upon a redemption under this Section 6 shall be equal to $250 per share (the "Redemption Price"). The Redemption Price shall be
                        ----------------
adjusted proportionally in the event the Series E Preferred Stock is adjusted into a lesser number of shares or subdivided into a greater number of shares.

          (d)  Redemption Notice.  Notice of any redemption pursuant to this
               -----------------
Section 6, shall be given by any holder of the Series E Preferred Stock by mailing notice (the "Redemption Notice"), via registered or certified mail,
                     -----------------
postage prepaid, or by hand delivery to the Corporation (at the close of business on the business day next preceding the day on which the Redemption Notice is given), not less than 5 days prior to the date of such redemption and the Redemption Notice shall state the time and place fixed for such redemption.

          (e)  Surrender of Certificates.  Upon surrender of a certificate or
               -------------------------
certificates representing shares to be redeemed pursuant to this Section 6, the Corporation shall remit an amount equal to the product of (i) the Redemption Price, times (ii) the number of shares of the Series E Preferred Stock to be redeemed.

          (f)  Cancellation of Redeemed Shares.  Any shares of the Series E
               -------------------------------
Preferred Stock that shall at any time have been redeemed or repurchased by the Corporation shall, after such redemption or repurchase, be canceled by the Corporation, but shall be available for reissuance at a subsequent date.

          (g)  Accounting Treatment of Series E Preferred Stock.  In the event
               ------------------------------------------------
that the Corporation is required to account for the Series E Preferred Stock as anything other than equity as a result of this Section 6, this Section 6 shall be of no force and effect.

7.   Protective Provisions.
     ---------------------

     The Corporation shall not, without first obtaining the approval of holders of two-thirds of the outstanding Series E Preferred Stock: (a) alter or change the rights, preferences or privileges of the Series E Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series E Preferred Stock; (c) create any Senior Securities; (d) create any Parity Securities; (e) increase the authorized number of shares of Series E Preferred Stock; (f) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities; (g) increase or decrease the number of members on the Board from seven (7); or (h) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in any taxation with respect to the Series E Preferred Stock under
Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended (or otherwise suffer to exist any such taxation as a result of said Section or comparable provisions). The Corporation shall not issue additional shares of Series E Preferred Stock except to effect the purchase and sale to the holders thereof in accordance with the Securities Purchase Agreements and as contemplated by this Certificate of Designation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed this 5th day of June, 2001.
                                    SAFLINK CORPORATION


                                    By: /s/ Jeffrey P. Anthony
                                       -----------------------
                                    Name:  Jeffrey P. Anthony
                                    Title: CEO / President

ATTEST:


By: /s/ James W. Shepperd
   ----------------------
Name: James W. Shepperd
Title: Chief Financial Officer

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